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                                  Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 9, 1999 and June 12,2000, with respect to the consolidated financial statements of UniComp, Inc. as of February 28, 1999 and for the two years ended February 28, 1999 and 1998, included in this Form 10-K, into the following previously filed Registration Statement of UniComp, Inc.

         -        Form S-8 (file Number 333-39251)

                                                        ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 12, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-8, No. 333-39251) of our report dated June 7, 2000, relating to the consolidated financial statements and schedule of UniComp, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended February 29,2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                  BDO Seidman, LLP
Atlanta, Georgia
June 13, 2000